Exhibit 99.1

    Digital Recorders, Inc. Announces Surveillance Product Orders

    DALLAS--(BUSINESS WIRE)--April 19, 2006--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today its Digital Audio Corporation (DAC) business unit, based in Research Triangle Park, N.C., received a $600,000 order for audio processing and other specialized equipment from a U.S. federal law enforcement agency.
    DAC's audio filter products -- CARDINAL and PCAP II Plus -- were among the products ordered. The orders are expected to be delivered in the second quarter of 2006.
    "DAC is a well-established, respected supplier of investigative audio forensics and covert surveillance equipment for U.S. federal, state, and local law enforcement agencies, as well as their counterparts in a number of countries. Out of respect for the customer and these orders' specific purposes, we are limiting our comments pertaining to order details. However, these orders illustrate continued recognition of the utility of DAC's covert technologies in assisting our dedicated law enforcement officials in combating illegal activities and lawlessness," David L. Turney, DRI's Chairman, Chief Executive Officer and President, said.

    ABOUT THE DAC BUSINESS UNIT

    Founded in 1979 and acquired by DRI in 1995, the DAC business unit is a leading provider of forensic audio solutions for law enforcement, intelligence, military, and security organizations in a number of countries around the globe. Based in Research Triangle Park, N.C., DAC designs, develops, manufactures and sells audio technologies to support audio collection, enhancement, and countermeasures applications. For more information about DAC products, go to www.dacaudio.com.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement, express or implied, concerning future events or expectations including the expected timing of order deliveries is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "will," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties including that the assumptions behind the timing and amount of expected revenues and product deliveries may not prove accurate over time as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com